EXHIBIT 10.2
SEVERANCE AND GENERAL RELEASE AGREEMENT
This Severance and General Release Agreement (this “Agreement”) is entered into by and between Allergan, Inc., a Delaware corporation (the “Company”), and David J. Endicott, an individual (the “Employee”) (the Company and the Employee are collectively referred to herein as the “Parties”). This Agreement shall be effective on the date that the Employee signs it (the “Agreement Date”). However, the consideration described in Section 1 shall only be payable to Employee if he re-executes this Agreement at the time of his separation from employment (the “Separation Date”) and does not revoke it in accordance with Section 3(c).
1.Benefits to the Employee.
The Company and the Employee agree that the Employee’s employment by the Company will end on July 9, 2013, or such earlier date as determined by the Company pursuant to Section 1(f). By re-executing this Agreement on or after the Separation Date, the Employee acknowledges that the Employee has been paid all wages earned and owed to the Employee up to and including the Separation Date, and has been paid for all accrued, unused vacation days and floating holidays.
a.    The Payment.
The Company will provide the Employee with a payment in the amount of $648,667.00, consisting of fourteen (14) months’ pay at the Employee’s final base monthly salary (which fourteen (14) months are the “Severance Period”), less applicable withholding for state and federal taxes (the “Payment”). The Payment is made pursuant to and satisfies any obligation that may exist to pay severance under the Allergan, Inc. Severance Pay Plan (‘the “Plan”), and will be made in a single sum mailed to the Employee’s home address on the first regular payday after the Separation Date; provided that the Employee has not timely revoked this Agreement in accordance with Section 3(c).
b.    Insurance Benefits.
Medical, dental and vision care insurance benefits may be continued through the Severance Period as provided in the Allergan Welfare Benefits Plan. The Employee shall be responsible for paying the required participant contributions for such continued coverage. Such required contributions shall be deducted from the Payment or, if necessary, paid from other sources as provided in the Allergan Welfare Benefits Plan. The Employee may elect to continue coverage after the Severance Period at the Employee’s cost in compliance with applicable law(s).
c.    No Other Payments or Benefits.
The Employee relinquishes and waives any rights and agrees the Employee is not entitled to receive any other wages, remuneration, income, salary, commissions, incentive compensation, restricted stock, stock options, awards, benefits or payments of any kind from the Company, except for otherwise vested retirement benefits and except for stock, stock options and other equity awards that have vested by their terms prior to the Separation Date without regard to any express conditions for acceleration set forth in the applicable plan document(s) and award notice(s).

d.    Management Bonus Plan.
The Employee is eligible for Management Bonus Plan consideration; provided, that the Employee will only receive a Management Bonus Plan payment if: (i) such payments are announced and made to other Management Bonus Plan eligible employees; (ii) the Employee does not engage in any activities prohibited by this Agreement or any disparagement of Allergan or any Allergan affiliate, entity, product, employee, director or officer; and (iii) the Employee does not, directly or indirectly, for compensation or otherwise beginning on the Separation Date and continuing up through the payment of awards to other Management Bonus Plan eligible employees, become a consultant of or render any consulting or other services of a business, commercial, or employment nature to the entities identified on Annex A to this Agreement, including to those entities’ respective affiliates, successors and assigns (collectively, the “Annex A Entities”). The Employee expressly acknowledges that the Employee will not receive any Management Bonus Plan payment if the Employee engages in any services prohibited under this Agreement with respect to the Annex A Entities prior to the payment of awards to other Management Bonus Plan eligible employees. Any Management Bonus Plan award will be paid at the same time such payments are made to other Management Bonus Plan eligible employees. The Employee’s Management Bonus Plan payment, if any, will be subject to all terms and conditions of the Management Bonus Plan, will be in the amount applicable to the Employee’s final pay grade as provided in the plan document, will be prorated based on the number of full months the Employee was employed during the bonus calculation year, and will be the maximum of the Employee’s target award for the bonus calculation year modified by the performance modifier determined for bonuses actually paid to other employees in the Employee’s business unit/function.

e.    Effect of Change in Control.
If a change in control, as defined in the change in control agreement between the Employee and the Company, occurs before the Separation Date, the Employee will receive the Payment and other benefits in this Section 1 or the payments and benefits under the change in control agreement, whichever provides the highest payout, but the Employee shall not receive both.
f.    Effect of Earlier End of Employment.
Nothing in this Agreement changes the at-will employment relationship between the Employee and the Company, including such time from the date the Employee first signs this Agreement until the Separation Date (the “Transition Period”). If the Employee’s employment with the Company ends because of his resignation or involuntary termination as a result of the Employee disparaging the Company or any of the Company’s employees or directors, or otherwise engaging in an act of misconduct "that can result in immediate termination of employment for a single offense without severance" as provided in the Standards of Conduct section of the Company’s 2012 Employee Handbook (“Disqualifying Conduct”) during the Transition Period, this Agreement shall be null and void, and the Employee shall not receive the Payment or other benefits in this Section 1. If the Employee’s employment with the Company ends as a result of his death, disability, resignation, or involuntary termination for reasons other than Disqualifying Conduct prior to or during the Transition Period, the Employee will receive the Payment and other benefits in this Section 1.

g.    Outplacement Assistance.
The Employee will be eligible for outplacement assistance. The Company will arrange and pay for such assistance with a provider of its choice.
2.    Future Employment.
The Employee understands and agrees that while the Employee may apply for future employment with the Company or its successors, affiliates or subsidiaries, the Employee has no right to such future employment and such entity may, in its sole discretion, deny the Employee's employment application.  The Employee further understands and agrees that in the event the Employee obtains employment with the Company or its successors, affiliates or subsidiaries, such entity may, in its sole discretion, terminate the Employee's employment.

3.    Release of the Company.
a.    General Release.
In exchange for the Payment and benefits set forth in Section 1, the Employee hereby releases and forever discharges the Company and all of its parents, subsidiaries and affiliates, and the predecessors and successors of all of these entities, and each of their associates, owners, stockholders, members, assigns, employees, agents, contractors, consultants, directors, officers, partners, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them (collectively the “Releasees”), of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the Employee now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the Agreement Date, except as expressly provided herein. The Claims released by this Agreement include, without limitation, any Claim based on alleged conduct causing damage or injury of any kind, including any tort; breach of any contract, including any employment agreement; breach of any covenant of good faith and fair dealing, express or implied; legal restrictions relating to an employer’s ability to terminate its employees; violation of any federal, state or local statute, ordinance or regulation, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the WARN Act, and any other or similar state laws prohibiting discrimination, harassment and retaliation and governing wages, hours and other terms and conditions of employment. This Release will not apply to the Employee’s right to receive the Payment and insurance benefits provided for in Section 1 of this Agreement or to retirement benefits or stock options that have vested and accrued prior to the Separation Date, or prohibit the Employee from participating in the investigation of an administrative charge or complaint by a state or federal agency.
By re-executing this Agreement on the Separation Date, the Employee’s general release of Claims hereby extends to all Claims which the Employee has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing on or before the Separation Date.

b.    Release of Unknown Claims.
THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE IS RELEASING CLAIMS THE EMPLOYEE MAY NOT KNOW ABOUT AND THAT THIS IS THE EMPLOYEE’S KNOWING AND VOLUNTARY INTENT. THEREFORE, THE EMPLOYEE WAIVES ALL RIGHTS THE EMPLOYEE MAY HAVE UNDER ANY LAW DESIGNED TO PROTECT THE WAIVER OF UNKNOWN CLAIMS, SUCH AS CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
c.    Older Workers Benefit Protection Act.
The Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which the Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.§621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:
(i)    That this paragraph and this Agreement are written in a manner calculated to be understood by the Employee;
(ii)    The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the Agreement Date;
(iii)    This Agreement provides for consideration in addition to anything of value to which the Employee is already entitled;
(iv)    The Employee is advised to consult an attorney before signing this Agreement;
(v)    The Employee has been given twenty-one (21) calendar days after being presented with this Agreement to decide whether or not to sign this Agreement. If the Employee signs this Agreement before the expiration of such period, the Employee does so voluntarily and after having had the opportunity to consult with an attorney;
(vi)    The Employee will have the right to revoke this Agreement within seven (7) calendar days of the Agreement Date. In the event this Agreement is revoked, this Agreement will be null and void in its entirety and the Employee will not receive the Payment or other benefits provided for in this Agreement; and
(vii)    If the Employee wishes to revoke this Agreement, the Employee must deliver written notice of revocation to Matthew J. Maletta, Vice President, Associate General Counsel and Secretary, at Allergan, Inc., 2525 Dupont Drive, Irvine, California 92612 before 5:00 p.m. PST on the seventh (7th) calendar day after the Agreement Date.

4.    No Assignment of Claims.
The Employee represents and warrants to the Releasees that the Employee has not assigned or otherwise transferred any interest in any Claim which the Employee may have against the Releasees or any of them, and the Employee agrees to indemnify and hold the Releasees and each of them harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person or entity asserting any such assignment or transfer of any rights or Claims under any such purported assignment or transfer by such person or entity.
5.    No Suits or Actions.
The Employee represents that no Claims, actions or charges have been filed against any of the Releasees by the Employee, and that the Employee is not aware of any facts that would support any Claims or any compliance-related or Code of Ethics violations of any kind whatsoever against the Releasees, including without limitation any Claims for any work-related injuries. By re-executing this Agreement at the time of the Separation Date, the Employee reaffirms that as of the date of re-execution, no Claims, actions or charges have been filed against any of the Releasees by the Employee, and that the Employee is not aware of any facts that would support any Claims or any compliance-related or Code of Ethics violations of any kind whatsoever against the Releasees, including without limitation any Claims for any work-related injuries, as of the Separation Date.
If the Employee hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released in this Agreement, or in any manner asserts against the Releasees any of the Claims released in this Agreement, then the Employee will not receive the Payment and other benefits described in Section 1, and if the Employee already has received all or any part of the Payment and other benefits described in Section 1, the Employee agrees to repay these amounts and to pay to the Releasees against whom such Claim(s) is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to the suit or Claim; provided, however, that this provision shall not obligate the Employee to pay the Releasees’ attorneys’ fees in any action challenging the release of claims under the Older Workers Benefit Protection Act or the ADEA, unless allowed by law.
6.    No Admission.
The Employee understands and agrees that neither the payment of money or benefits nor the execution of this Agreement will constitute or be construed as an admission of any liability or wrongdoing whatsoever by any of the Releasees.
7.    Tax Consequences.
The Employee acknowledges that (a) the Company has not made any representations to him about, and that he has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of any payment provided under this Agreement, including, but not limited to, the applicability of Section 409A of the Internal Revenue Code; and (b) he has or will consult with her own tax advisors as to any such tax consequences.

8.    Advice of Counsel.
The Employee represents and warrants that the Employee has read this Agreement, has had adequate time to consider it, has been advised to consult with an attorney prior to executing this Agreement, understands the meaning and application of this Agreement and has signed this Agreement knowingly, voluntarily and of the Employee’s own free will with the intent of being bound by it.
9.    Severability; Modification of Agreement.
If any provision of this Agreement is found invalid or unenforceable in whole or in part, then such provisions shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.
10.    Arbitration; Waiver of Jury Trial.
Except for claims by either of the Parties hereto for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the Parties hereby agree to submit any Claim or dispute between them, and/or between the Employee and any of the other Releasees who agree(s) to participate in arbitration, including those arising out of the terms of this Agreement and/or any dispute arising out of or relating to the Employee’s employment with the Company and termination thereof, to private and confidential arbitration by a single, neutral arbitrator through Judicial Arbitration and Mediation Services, Inc. (“JAMS”). The arbitration proceedings shall be governed by the then current JAMS rules governing employment disputes, and shall take place in Orange County, California, which the Employee represents is a convenient location for the Employee. The decision of the arbitrator shall be final and binding on the Parties to this Agreement and any of the other Releasees who agrees to arbitration, and judgment thereon may be entered in any court having jurisdiction. All costs of the arbitration proceeding or litigation to enforce this Agreement, including attorneys’ fees and witness expense fees, shall be paid as the arbitrator or court awards in accordance with applicable law. To the extent required by law, the Company will advance fees payable to JAMS. Except for claims for emergency equitable or injunctive relief, which cannot be timely addressed through arbitration, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement. The Parties hereby waive any right to a jury trial on any dispute or Claim covered by this Agreement. Should any party to this Agreement pursue any arbitrable claim or dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys’ fees incurred as a result of such action.

11.    Confidentiality.
During the negotiations for and after the execution of this Agreement by the Employee, the Employee agrees that the Employee, his attorney(s) and all persons acting by, through, under or in concert with them, will keep strictly confidential all facts related to the negotiation and execution of this Agreement (with the exception of communications exclusively involving the Employee’s spouse, attorney(s), accountant(s) or prospective employers); provided that for a period of one (1) year from the Separation Date, the Employee shall not in any manner disparage the Company or any affiliate, entity, product, employee, director or officer of the Company. The Company agrees that for a period of one (1) year from the Separation Date, it shall not in any manner disparage the Employee.
12.    Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Employee and each of the Releasees and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned to any party by any party without the prior written consent of the other party hereto.
13.    Reference Checks.
All reference checks and inquiries seeking to verify the Employee’s employment with the Company should be directed by the Employee to the Company’s Human Resources Department. If requested, the Company will provide a reference letter verifying the Employee’s date of hire, Separation Date, final job title, and final salary.
14.    Expenses.
The Employee understands and agrees that, after the Separation Date, the Employee may not and will not incur expenses on behalf of the Company, nor will the Employee have authority to act on behalf of the Company; provided, that the Company expressly agrees to reimburse the Employee for all expenses incurred by the Employee prior to the Separation Date in accordance with the Company’s applicable expense reimbursement policy.
15.    Company Proprietary Information.
The Employee acknowledges that, during the term of the Employee’s employment, the Employee had access to information that is confidential and/or proprietary to the Company, including but not limited to, trade secrets, technical data or know-how relating to investigational or marketed products, research, and marketing plans, customer lists, manufacturing processes, information concerning the skills and qualifications of Company employees, and other information of a business, financial or technical nature (not already publicly available in a reasonably integrated form) (the “Proprietary Information”), and that such Proprietary Information is and will remain at all times the exclusive property of the Company. The Employee agrees to maintain such Proprietary Information in confidence and will not disclose such information to anyone else, nor use it for the Employee’s own benefit or for the benefit of others. In addition, Employee agrees that he will not seek to obtain or misappropriate any Proprietary Information from any of the Company’s current or former employees and consultants.

16.    No Solicitation.
The Employee recognizes the substantial expenditure of time and effort which the Company devotes to the recruitment, hiring, orientation, training and retention of its employees. Accordingly, the Employee agrees that the Employee shall not use any Proprietary Information, directly or indirectly, for himself or on behalf of any other person or entity, to solicit, offer employment to, hire or otherwise retain the services of any employee of the Company in a position classified as exempt from overtime pay requirements (the “Prohibited Conduct”). For purposes of the foregoing, “employee of the Company” means any person who was an employee of the Company at any time within six (6) months prior to the Prohibited Conduct.

17.    Company Property.
The Employee has returned or agrees to return all Company property in the Employee’s possession on or before the Separation Date. This includes, but is not limited to, credit, telephone charge and travel charge cards, building and card keys, office equipment, such as laptop or other computers, Blackberry or other handheld devices, cell phones, calculators, dictation equipment, modems, and all other items which are Company property. For purposes of this Section 17, Company property includes all files, research, studies, reports, customer lists, price list, notebooks or other materials, whether in a hard copy or electronic format, pertaining to the Company’s business that are in the Employee’s possession or under the Employee’s control.
18.    Headings.
The headings in this Agreement are for convenience only, and shall not be given any affect in the interpretation of this Agreement.
19.    Entire Agreement; No Oral Modification.
The Parties each represent and warrant that this Agreement constitutes the entire agreement relating to the subject matter hereof, that no promise or inducement has been offered or made except as set forth herein and that the consideration stated herein is the sole consideration for this Agreement. This Agreement may not be modified other than in a writing signed by both Parties and stating its intent to modify or supersede this Agreement.
20.    Choice of Law.
The parties agree that this Agreement shall be construed and enforced in accordance with applicable federal laws and the laws of the State of California.

21.    Counterparts; Facsimile Signature.
This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same Agreement. Delivery of a facsimile signature page shall be deemed to be delivery of a manually executed original.

Employee		Allergan, Inc.

/s/ David J. Endicott		By:	/s/ Scott D. Sherman
David J. Endicott
		Title:	EVP, HR

Date:	6/25/13	Date:	6/28/13

This Severance and General Release Agreement is re-executed and re-affirmed by the Employee on July 9, 2013.

/s/ David J. Endicott
David J. Endicott